UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 18, 2011

LAZARE KAPLAN INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7848	13-2728690
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

19 West 44th Street, New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code      (212) 972-9700

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

The information set forth under “Results of Operations” in Item 8.01 in this Form 8-K is incorporated herein by reference.

Item 8.01	Other Events.

Notification of Late Filing

On October 18, 2011, Lazare Kaplan International Inc. (the “Company”) filed with the Securities and Exchange Commission a Notification of Late Filing on Form 12b-25 pertaining to its Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2011 (“Q1 2012”).

As stated in the Form 12b-25, the Company had been unable to resolve a material uncertainty concerning (a) the collectability and recovery of certain assets, and (b) the Company’s potential obligations under certain lines of credit and a guaranty (all of which, the “Material Uncertainties”).

Accordingly, the Company is currently unable to finalize its financial statements for Q1 2012 or file its Q1 2012 Form 10-Q. Additionally, the Company remains unable to finalize its financial statements or file the corresponding (i) Form 10-K for each of its 2009 Fiscal Year, its 2010 Fiscal Year or its 2011 Fiscal Year, and (ii) Forms 10-Q for each of Q1 2010, Q2 2010, Q3 2010, Q1 2011, Q2 2011, or Q3 2011.

As more fully described in the Company’s filing on Form 8-K dated October 28, 2010, during the quarter ended November 30, 2010, the Company and certain of its affiliates entered into a Settlement Agreement with certain banks which resolved certain aspects of the Material Uncertainties that have prevented the Company from finalizing its financial statements. Furthermore, as more fully described in the Company’s filing on Form 8-K dated July 1, 2011 (the “July 2011 Form 8-K”), the Company entered into a Release and Settlement Agreements with certain insurance companies which further resolved certain aspects of the Material Uncertainties.

The Company intends to as promptly as practicable finalize and file its Forms 10-K and Forms 10-Q for the periods referenced above with the Securities and Exchange Commission, upon the earlier to occur of (a) the successful resolution of the aspects of the remaining Material Uncertainties that have prevented the Company from timely filing its financial statements or (b) the Company concluding (together with its Independent Public Accountants) that the remaining Material Uncertainties have been resolved to such an extent that it can finalize its financial statements.

Please refer to the Forms 8-K filed by the Company on September 1, 2009, September 16, 2009, October 21, 2009, January 15, 2010, April 14, 2010, August 31, 2010, October 15, 2010, January 14, 2011, April 14, 2011, July 6, 2011 and August 30, 2011.

Results of Operations

As described above, at this time, the Company is unable to resolve the remaining Material Uncertainties. As such, the Company cannot report its results of operations for Q1 2012, except as set forth below.

The Company anticipates that its reported results of operations for Q1 2012 will reflect significant changes from the corresponding period of the last fiscal year. However, the Company, at this time, can only give a reasonable estimate of its anticipated net sales for Q1 2012, which is subject to the completion of the Company’s audits for its 2009 Fiscal Year, 2010 Fiscal Year and 2011 Fiscal Year.

The Company anticipates net sales of approximately $37.5 million for Q1 2012 as compared to net sales of $33.2 million for Q1 2011. The increase in net sales reflects increased sales of both polished and rough diamonds.

Current uncertain economic conditions continue to impact the sectors of the diamond and jewelry industry in which the Company operates. In addition, the inability of the Company to timely resolve the remainder of the Material Uncertainties has adversely impacted the Company's ability to transact business in the ordinary course to the same extent and in the same manner as it did previously. This includes, without limitation, the ability of the Company to maintain and/or expand its operations.

The Company is not, at this time, in a position to give a reasonable estimate as to the Company’s gross margin and income before income taxes, among other results of operations.

Litigation with Antwerp Diamond Bank N.V.

As further described in the July 2011 Form 8-K, Antwerp Diamond Bank N.V. (“ADB”) commenced a litigation against the Company in the Antwerp Court of Commerce, seeking payment of amounts alleged to be due and owing under a Credit Confirmation Agreement, pursuant to which ADB granted to the Company an uncommitted US$45 million credit facility. The Company denies that any amounts are currently due and owing to ADB under the credit facility and further denies that any action under the credit facility may be brought by ADB in the Courts of Belgium.

Belgian proceedings originally scheduled to be heard on October 7, 2011 have been rescheduled for September 28, 2012.  The Company is continuing to seek a negotiated settlement with ADB and its parent KBC Bank N.V. (“KBC”) in an effort to substantially resolve such aspects of the remaining Material Uncertainties.

The Company believes that the continued existence of this litigation and the remaining Material Uncertainties have a significant detrimental effect on the Company’s ability to transact business in the ordinary course. As such, in the event that the Company is unable to reach a negotiated settlement with ADB and KBC prior to the end of its second fiscal quarter ending November 30, 2011, the Company intends to initiate proceedings in the United States against ADB and KBC seeking compensatory and punitive damages and/or pursue such other options it determines would be in the best interests of the Company and its stockholders in order to resolve the remaining Material Uncertainties.

Forward-Looking Statements

The information provided in this Form 8-K includes forward-looking statements, including, without limitation, statements regarding financial information, the estimated timing for the completion of the Company’s financial statements and the filing of the Company’s periodic reports with the SEC.

Statements that are not historical facts, including statements about the Company’s beliefs and expectations, are forward-looking statements. These statements are based on beliefs and assumptions by the Company’s management, and on information currently available to management. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. A number of important factors could cause actual result to differ materially from those contained in any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAZARE KAPLAN INTERNATIONAL INC.

Date: October 18, 2011	By:	/s/ William H. Moryto
William H. Moryto,
Vice President and Chief Financial Officer